Exhibit 99.1

Cyclacel Pharmaceuticals, Inc.

Cyclacel Announces Receipt of NASDAQ Extension

Berkeley Heights, NJ, April 11, 2016 - Cyclacel Pharmaceuticals, Inc. (NASDAQ: CYCC, NASDAQ: CYCCP; (“Cyclacel” or the “Company”) a biopharmaceutical company developing oral therapies that target the various phases of cell cycle control for the treatment of cancer and other serious disorders, today announced that the Company received a written ruling from the NASDAQ Hearings Panel (the “Panel”) stating that the Panel has granted the Company’s request to remain listed on The NASDAQ Capital Market.

Cyclacel’s continued listing on NASDAQ is conditioned upon the Company demonstrating compliance with the minimum bid price requirement, as set forth in Listing Rule 5550(a)(2), by June 14, 2016, and also remaining in compliance on that date with NASDAQ’s other continued listing requirements. Specifically, the Company must evidence a closing bid price for its common stock of at least $1.00 per share for a minimum of 10 consecutive business days by the close of business on June 14, 2016. The Panel’s favorable determination follows a hearing that took place on March 31, 2016.

The Company has included a proposal in its Preliminary Proxy Statement filed with the Securities and Exchange Commission on March 30, 2016 asking its stockholders to approve a reverse split of the Company’s common stock in order to maintain the listing of its common stock on The NASDAQ Capital Market. The stockholder vote on the reverse stock split proposal will be announced at the Company’s 2016 Annual Meeting of Stockholders, to be held on May 26, 2016 at the Company’s corporate headquarters in Berkeley Heights, New Jersey. The Company must regain compliance with the minimum bid price requirement no later than ten trading days prior to June 14, 2016. Should the company be unable to meet the requirements of the Panel's decision by June 14, 2016, the Panel will issue a final delist determination and immediately suspend all trading in Cyclacel’s shares of common stock on The NASDAQ Capital Market.

About Cyclacel Pharmaceuticals, Inc.

Cyclacel is a biopharmaceutical company developing oral therapies that target the various phases of cell cycle control for the treatment of cancer and other serious diseases. Sapacitabine, Cyclacel's most advanced product candidate, is the subject of SEAMLESS, a Phase 3 trial, which has completed enrollment and is being conducted under an SPA with the U.S. Food and Drug Administration (FDA) as front-line treatment for acute myeloid leukemia (AML) in the elderly, and other indications, including myelodysplastic syndromes (MDS). Cyclacel's pipeline includes an oral regimen of seliciclib in combination with sapacitabine in a Phase 1 study of patients with solid tumors, including BRCA positive cancers, and CYC065, a novel CDK2/9 inhibitor, in a Phase 1 study of patients with solid tumors and lymphomas with potential utility in both hematological malignancies and solid tumors. Cyclacel's strategy is to build a diversified biopharmaceutical business focused in hematology and oncology based on a development pipeline of novel drug candidates. Please visit www.cyclacel.com for more information.

☑ 200 Connell Drive, Suite 1500, Berkeley Heights, New Jersey 07922, USA Tel +1 (908) 517 7330 Fax +1 866 271 3466

☐ Dundee Technopole, James Lindsay Place, Dundee, DD1 5JJ, UK Tel +44 1382 206 062 Fax +44 1382 206 067

www.cyclacel.com  –  info@cyclacel.com

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Forward-looking Statements

This news release contains certain forward-looking statements that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Such forward-looking statements include statements regarding, among other things, the efficacy, safety and intended utilization of Cyclacel's product candidates, the conduct and results of future clinical trials, plans regarding regulatory filings, future research and clinical trials and plans regarding partnering activities. Factors that may cause actual results to differ materially include the risk that product candidates that appeared promising in early research and clinical trials do not demonstrate safety and/or efficacy in larger-scale or later clinical trials, trials may have difficulty enrolling, Cyclacel may not obtain approval to market its product candidates, the risks associated with reliance on outside financing to meet capital requirements, and the risks associated with reliance on collaborative partners for further clinical trials, development and commercialization of product candidates. You are urged to consider statements that include the words "may," "will," "would," "could," "should," "believes," "estimates," "projects," "potential," "expects," "plans," "anticipates," "intends," "continues," "forecast," "designed," "goal," or the negative of those words or other comparable words to be uncertain and forward-looking. For a further list and description of the risks and uncertainties the Company faces, please refer to our most recent Annual Report on Form 10-K and other periodic and other filings we file with the Securities and Exchange Commission and are available at www.sec.gov. Such forward-looking statements are current only as of the date they are made, and we assume no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts for Cyclacel Pharmaceuticals, Inc.

Company:
Paul McBarron, (908) 517-7330, pmcbarron@cyclacel.com

Investor Relations/Media:
Russo Partners LLC, Robert Flamm, (212) 845-4226, robert.flamm@russopartnersllc.com

© Copyright 2016 Cyclacel Pharmaceuticals, Inc. All Rights Reserved. The Cyclacel logo and Cyclacel® are trademarks of Cyclacel Pharmaceuticals, Inc.